UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2012 (August 3, 2011)

CEELOX INC.
(Exact name of Registrant as Specified in its Charter)

Nevada	000-53597	26-1319217
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

P. O. Box 305
Gardner, Kansas 66030
(Address of principal executive offices, Zip code)

(913) 884-3705
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

           This Form 8-K/A and other reports filed by Ceelox, Inc., a Nevada corporation (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information based upon the beliefs of, and currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions and variations thereof as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other risk factors relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements contained in the Registrant’s Filings are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements contained herein to conform these statements to actual results.

Item 1.02         Termination of a Material Definitive Agreement.

As previously reported on Form 8-K dated July 13, 2011, the Company reported that it received a demand letter (“Demand Letter”) from its primary creditor and majority shareholder, CIP, LLC, a Kansas limited liability company (“CIP”).

The Demand Letter requires the Company’s majority-owned subsidiary, Ceelox, Inc., a Florida corporation (“Ceelox Sub”) to either (i) make payment in full of all amounts owed to CIP by Ceelox Sub under that certain 8% Convertible Promissory Note dated August 17, 2005 in the original principal amount of $500,000 (as subsequently amended from time to time, the “Note”) or (ii) deliver title to all of the assets of Ceelox that secure the Note (the “Collateral”) to CIP, in either event on or before January 27, 2012.  The current amount due under the Note is approximately $431,705 (which includes $300,705 in principal and approximately $131,000 of interest as of the date of the Demand Letter, and in addition to the obligations to CIP under the Note, Ceelox Sub has other contractual obligations to CIP that, if CIP so elected, would require an immediate payment from Ceelox Sub to CIP of approximately $8,217,782.50.

The Demand Letter further states that if Ceelox Sub agrees to deliver title to all of the Collateral to CIP on or before August 12, 2011 (subsequently verbally extended to January 27, 2012), CIP will agree that (i) all indebtedness under the Note will be deemed satisfied and (ii) all other contractual agreements between CIP and Ceelox Sub will be terminated and any amounts due will be converted into 24,000,000 shares of the Company’s common stock.

On January 24, 2012, CIP, the Company’s majority shareholder executed a majority shareholder written consent authorizing Ceelox Sub to deliver all of the Collateral to CIP on January 27, 2012 in exchange for CIP’s agreement to forgive all debt (other than an aggregate of $118,368 which shall remain due and owing to CIP) in exchange for the Company’s issuance of 24,000,000 shares of its common stock.

This action will result in the termination of (i) that certain License Agreement dated July 20, 2007 between CIP and Ceelox Sub and (ii) that certain Exclusive Software Development Maintenance and Marketing Services Agreement dated July 20, 2007 between CIP and Ceelox Sub.

In connection with the shareholder consent, Ceelox Sub has agreed to execute and return certain documents that accompanied the Demand Letter on or before January 27, 2012, including the following: (i)Termination, Settlement and Full Release, (ii) Omnibus Bill of Sale and Assignment and (iii) Global Assignment of Intellectual Property Rights, (collectively, the “Settlement Agreements”).

The Company will continue to pursue the acquisition of P2P Ceelox, Inc. as previously reported on Form 8-K on November 30, 2011.

Item 2.01         Completion of Acquisition or Disposition of Assets.

See Item 1.02 above.

Item 5.07         Submission of Matters to a Vote of Security Holders.

See Item 1.02 above.

Item 9.01.        Financial Statements and Exhibits.

(a)        Exhibits.

NONE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEELOX, INC.

Date: January 27, 2012	By:	/s/ MARK GRANNELL
	Name:	Mark Grannell
	Title:	Chief Executive Officer